Exhibit 99.1

Ventas Reports 2017 First Quarter Results

  More than $1 Billion in Excellent Investments
  Increased Liquidity and Improved Pricing On Upsized $3 Billion Revolving Credit Facility
  Attractive Property Level Performance and Cash Flow
  2017 Guidance Consistent with Previously Announced Company Expectations

CHICAGO--(BUSINESS WIRE)--April 28, 2017--Ventas, Inc. (NYSE: VTR) (“Ventas” or the “Company”) today announced strong results for the first quarter ended March 31, 2017:

  Income from continuing operations per diluted common share for the first quarter 2017 grew 22 percent to $0.44 compared to the same period in 2016. The increase from the first quarter 2016 was principally due to strong property performance and lower depreciation and amortization, partially offset by the impact of dispositions and a higher share count.
  Normalized Funds From Operations (“FFO”) per diluted common share and reported FFO per diluted common share, as defined by the National Association of Real Estate Investment Trusts (“NAREIT FFO”), each totaled $1.03 for the first quarter 2017. The modest decrease from the first quarter 2016 for both items was principally due to the same reasons as described above for income from continuing operations per diluted common share, excluding the impact of depreciation and amortization.

Ventas Advantage Fuels Excellent Start to 2017

“The year is off to an excellent start, as we delivered strong results on the back of attractive property performance in the first quarter,” said Debra A. Cafaro, Ventas Chairman and Chief Executive Officer. “These results were achieved while executing on our strategic priorities of enhancing our liquidity and financial profile, making excellent investments, increasing our development and redevelopment pipeline and executing successfully in the capital markets. Notably, we scaled our leading university-based research and life science platform, adding state-of-the-art facilities and expanding our partnerships with top research universities, and funded Ardent’s acquisition of high-quality acute care hospitals to expand its business to $3 billion in annual revenues.

“Our highly productive team also successfully increased our revolving credit facility, expanding its capacity to $3 billion from $2 billion, improving pricing and extending maturities. Finally, we are also pleased to confirm our outlook for the year.”

Portfolio Performance

  The Company’s first quarter 2017 same-store total portfolio (1,175 assets) cash NOI growth was 3.9 percent compared to the same period in 2016. Same-store cash NOI growth by segment follows:
    The triple net leased portfolio increased 4.7 percent, driven principally by in-place lease escalations;
    The seniors housing operating portfolio (“SHOP”) grew 2.9 percent, driven by growth in high-barrier markets; and
    The medical office building (“MOB”) portfolio rose 3.7 percent, driven by rate growth and the receipt of lease termination fees in the quarter.

First Quarter 2017 Highlights

  The Company invested more than $1 billion in the first quarter 2017, including:
    The approximately $130 million purchase of a high-quality life science, research and medical complex in Providence, Rhode Island, consisting principally of a 269,000 square foot historic renovation of South Street Landing (“SSL”). SSL, which is nearly complete, includes state-of-the-art medical teaching labs and simulation facilities. It is 100 percent pre-leased by Brown University and the Nursing Education Center and is expected to be fully occupied by late 2017. The Company also acquired other sites for future development and redevelopment.
    Providing a secured credit facility consisting principally of a $700 million term loan to fund Ardent Health Services’ (“Ardent”) acquisition of LHP Hospital Group, making Ardent the second largest private, for-profit hospital operator in the United States with $3 billion in annual revenues. The acquired assets have significant market share, strong margins, excellent payor mix, significant synergy opportunities and benefit from outstanding relationships with not-for-profit and academic medical centers. As part of the transaction, Ardent also received a significant equity contribution from its majority owner, an affiliate of Equity Group Investments.
  Ventas committed to funding approximately $80 million of development and redevelopment projects, including an attractive ground-up life science development associated with Washington University in St. Louis. Inclusive of this newly-committed development and the Providence acquisition, the Company has made follow-on acquisitions or development project commitments totaling more than $350 million in its attractive university-centered life science, medical and innovation center portfolio.
  To fund investments, refinance maturing debt and lengthen the Company’s weighted average maturity profile, Ventas issued senior notes with an aggregate principal balance of $800 million and a current weighted average effective rate of 3.1 percent and a weighted average maturity of approximately eight years.
  During and immediately following the quarter, the Company sold properties and received final repayments on loans receivable for proceeds of approximately $100 million, recognizing gains exceeding $40 million.
  The Company’s credit profile and financial health were robust in the first quarter, including:
    21 percent cash flow from operations growth in the first quarter 2017 compared to the first quarter 2016;
    Net Debt to Adjusted Pro Forma EBITDA ratio of 5.9x at quarter end, a temporary increase until the receipt of anticipated disposition proceeds in the second half of 2017;
    40 percent total indebtedness to gross asset value at quarter end; and
    4.6x fixed charge coverage at quarter end.
  Ventas paid its shareholders a quarterly dividend of $0.775 per share, a six percent year-over-year increase.

Recent Developments and Updates

  In April, Ventas closed an upsized and extended revolving credit facility (the “Credit Facility”), increasing its immediate borrowing capacity to $3 billion (from $2 billion previously) at an improved pricing spread of 87.5 basis points over LIBOR (compared to its previous borrowing spread of 100 basis points). The Credit Facility includes a $750 million “accordion feature” that permits the Company to expand its borrowing capacity to a total of $3.75 billion. The Credit Facility initially matures in April 2021 and can be extended by the Company until April 2022.
  Currently, the Company has $2.7 billion of available borrowing capacity and cash on hand.
  In April, Ventas repaid $300 million of 1.25 percent senior notes at maturity.
  The Company continues to expect that it will sell 36 skilled nursing facilities (“SNFs”) for $700 million (representing a 7.1 percent cash yield) in the second half of 2017 (the “SNF Sale”), reducing its pro forma percentage of NOI received from SNFs to one percent of its aggregate NOI.

2017 Guidance Confirmed

Ventas continues to project 2017 income from continuing operations per diluted common share to range between $1.72 and $1.78. Consistent with previously disclosed guidance, the Company expects normalized FFO per diluted common share to range between $4.12 and $4.18. NAREIT FFO per diluted common share is expected to range between $4.10 and $4.19, also consistent with previously disclosed guidance.

The Company continues to expect full year 2017 same-store cash NOI growth to range from 1.5 to 2.5 percent. Segment level same-store cash NOI growth rates also remain consistent with previous guidance.

The Company’s guidance continues to assume completion of approximately $900 million in strategic dispositions in 2017 (of which $100 million have closed to date), including the SNF Sale, which would produce a gain of more than $650 million. 2017 investments included in guidance consist principally of the $1 billion of investments completed to date.

In addition, the Company expects to invest in future growth by funding approximately $350 million in development and redevelopment projects for the full year 2017, including attractive new ground-up medical office and life science developments.

Consistent with its practice, the Company’s guidance does not include any further material investments, dispositions or capital activity. The 2017 outlook assumes approximately 358 million weighted average fully-diluted shares, with no new equity issuance in 2017. A reconciliation of the Company’s guidance to the Company’s projected GAAP measures is included in this press release.

The Company’s guidance is based on a number of other assumptions that are subject to change and many of which are outside the control of the Company. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results.

First Quarter 2017 Conference Call

Ventas will hold a conference call to discuss this earnings release today at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The dial-in number for the conference call is (844) 776-7841 (or +1 (661) 378-9542 for international callers). The participant passcode is “Ventas.” The conference call is being webcast live by NASDAQ OMX and can be accessed at the Company’s website at www.ventasreit.com. A replay of the webcast will be available following the call online, or by calling (855) 859-2056 (or +1 (404) 537-3406 for international callers), passcode 4581997, beginning at approximately 2:00 p.m. Eastern Time and will remain for 36 days.

Ventas, Inc., an S&P 500 company, is a leading real estate investment trust. Its diverse portfolio of approximately 1,300 assets in the United States, Canada and the United Kingdom consists of seniors housing communities, medical office buildings, life science and innovation centers, inpatient rehabilitation and long-term acute care facilities, general acute care hospitals and skilled nursing facilities. Through its Lillibridge subsidiary, Ventas provides management, leasing, marketing, facility development and advisory services to highly rated hospitals and health systems throughout the United States. More information about Ventas and Lillibridge can be found at www.ventasreit.com and www.lillibridge.com.

Supplemental information regarding the Company can be found on the Company’s website under the “Investor Relations” section or at www.ventasreit.com/investor-relations/annual-reports---supplemental-information. A comprehensive listing of the Company’s properties is available at www.ventasreit.com/our-portfolio/properties-by-stateprovince.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s or its tenants’, operators’, borrowers’ or managers’ expected future financial condition, results of operations, cash flows, funds from operations, dividends and dividend plans, financing opportunities and plans, capital markets transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, merger or acquisition integration, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. These forward-looking statements are inherently uncertain, and actual results may differ from the Company’s expectations. The Company does not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made.

The Company’s actual future results and trends may differ materially from expectations depending on a variety of factors discussed in the Company’s filings with the Securities and Exchange Commission. These factors include without limitation: (a) the ability and willingness of the Company’s tenants, operators, borrowers, managers and other third parties to satisfy their obligations under their respective contractual arrangements with the Company, including, in some cases, their obligations to indemnify, defend and hold harmless the Company from and against various claims, litigation and liabilities; (b) the ability of the Company’s tenants, operators, borrowers and managers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities and other indebtedness; (c) the Company’s success in implementing its business strategy and the Company’s ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments; (d) macroeconomic conditions such as a disruption of or lack of access to the capital markets, changes in the debt rating on U.S. government securities, default or delay in payment by the United States of its obligations, and changes in the federal or state budgets resulting in the reduction or nonpayment of Medicare or Medicaid reimbursement rates; (e) the nature and extent of future competition, including new construction in the markets in which the Company’s seniors housing communities and medical office buildings (“MOBs”) are located; (f) the extent and effect of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates; (g) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors; (h) the ability of the Company’s tenants, operators and managers, as applicable, to comply with laws, rules and regulations in the operation of the Company’s properties, to deliver high-quality services, to attract and retain qualified personnel and to attract residents and patients; (i) changes in general economic conditions or economic conditions in the markets in which the Company may, from time to time, compete, and the effect of those changes on the Company’s revenues, earnings and funding sources; (j) the Company’s ability to pay down, refinance, restructure or extend its indebtedness as it becomes due; (k) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (l) final determination of the Company’s taxable net income for the year ended December 31, 2016 and for the year ending December 31, 2017; (m) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration of the leases, the Company’s ability to reposition its properties on the same or better terms in the event of nonrenewal or in the event the Company exercises its right to replace an existing tenant, and obligations, including indemnification obligations, the Company may incur in connection with the replacement of an existing tenant; (n) risks associated with the Company’s senior living operating portfolio, such as factors that can cause volatility in the Company’s operating income and earnings generated by those properties, including without limitation national and regional economic conditions, costs of food, materials, energy, labor and services, employee benefit costs, insurance costs and professional and general liability claims, and the timely delivery of accurate property-level financial results for those properties; (o) changes in exchange rates for any foreign currency in which the Company may, from time to time, conduct business; (p) year-over-year changes in the Consumer Price Index or the UK Retail Price Index and the effect of those changes on the rent escalators contained in the Company’s leases and the Company’s earnings; (q) the Company’s ability and the ability of its tenants, operators, borrowers and managers to obtain and maintain adequate property, liability and other insurance from reputable, financially stable providers; (r) the impact of increased operating costs and uninsured professional liability claims on the Company’s liquidity, financial condition and results of operations or that of the Company’s tenants, operators, borrowers and managers, and the ability of the Company and the Company’s tenants, operators, borrowers and managers to accurately estimate the magnitude of those claims; (s) risks associated with the Company’s MOB portfolio and operations, including the Company’s ability to successfully design, develop and manage MOBs and to retain key personnel; (t) the ability of the hospitals on or near whose campuses the Company’s MOBs are located and their affiliated health systems to remain competitive and financially viable and to attract physicians and physician groups; (u) risks associated with the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition; (v) the Company’s ability to obtain the financial results expected from its development and redevelopment projects; (w) the impact of market or issuer events on the liquidity or value of the Company’s investments in marketable securities; (x) consolidation activity in the seniors housing and healthcare industries resulting in a change of control of, or a competitor’s investment in, one or more of the Company’s tenants, operators, borrowers or managers or significant changes in the senior management of the Company’s tenants, operators, borrowers or managers; (y) the impact of litigation or any financial, accounting, legal or regulatory issues that may affect the Company or its tenants, operators, borrowers or managers; and (z) changes in accounting principles, or their application or interpretation, and the Company’s ability to make estimates and the assumptions underlying the estimates, which could have an effect on the Company’s earnings.

CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016

Assets
Real estate investments:
Land and improvements	$2,123,266	$2,089,591	$2,089,329	$2,041,880	$2,060,247
Buildings and improvements	21,869,961	21,516,396	21,551,049	20,272,554	20,395,386
Construction in progress	213,281	210,599	192,848	127,647	119,215
Acquired lease intangibles	1,532,365	1,510,629	1,522,708	1,332,173	1,343,187
	25,738,873	25,327,215	25,355,934	23,774,254	23,918,035
Accumulated depreciation and amortization	(5,123,144)	(4,932,461)	(4,754,532)	(4,560,504)	(4,409,554)
Net real estate property	20,615,729	20,394,754	20,601,402	19,213,750	19,508,481
Secured loans receivable and investments, net	1,398,417	702,021	821,663	1,003,561	1,002,598
Investments in unconsolidated real estate entities	108,976	95,921	97,814	96,952	98,120
Net real estate investments	22,123,122	21,192,696	21,520,879	20,314,263	20,609,199
Cash and cash equivalents	91,284	286,707	89,279	57,322	51,701
Escrow deposits and restricted cash	92,175	80,647	89,521	65,626	76,710
Goodwill	1,033,484	1,033,225	1,043,075	1,043,479	1,044,983
Assets held for sale	61,983	54,961	195,252	195,271	54,263
Other assets	517,283	518,364	488,258	417,511	424,436
Total assets	$23,919,331	$23,166,600	$23,426,264	$22,093,472	$22,261,292

Liabilities and equity
Liabilities:
Senior notes payable and other debt	$11,943,733	$11,127,326	$11,252,327	$10,901,131	$11,247,730
Accrued interest	78,219	83,762	70,790	80,157	66,988
Accounts payable and other liabilities	946,674	907,928	930,103	735,287	738,327
Liabilities related to assets held for sale	1,389	1,462	77,608	88,967	12,625
Deferred income taxes	294,057	316,641	315,713	320,468	333,354
Total liabilities	13,264,072	12,437,119	12,646,541	12,126,010	12,399,024

Redeemable OP unitholder and noncontrolling interests	171,384	200,728	209,278	217,686	191,739

Commitments and contingencies

Equity:
Ventas stockholders' equity:
Preferred stock, $1.00 par value; 10,000 shares authorized, unissued	—	—	—	—	—
Common stock, $0.25 par value; 354,863; 354,125; 353,793; 341,055 and 337,486 shares issued at March 31, 2017, December 31, 2016, September 30, 2016, June 30, 2016 and March 31, 2016, respectively	88,698	88,514	88,431	85,246	84,354
Capital in excess of par value	12,944,501	12,917,002	12,870,566	11,961,951	11,758,306
Accumulated other comprehensive loss	(53,657)	(57,534)	(49,614)	(44,195)	(19,932)
Retained earnings (deficit)	(2,564,936)	(2,487,695)	(2,420,766)	(2,313,287)	(2,208,474)
Treasury stock, 0; 1; 1; 0 and 1 shares at March 31, 2017, December 31, 2016, September 30, 2016, June 30, 2016 and March 31, 2016, respectively	—	(47)	(78)	—	(59)
Total Ventas stockholders' equity	10,414,606	10,460,240	10,488,539	9,689,715	9,614,195
Noncontrolling interests	69,269	68,513	81,906	60,061	56,334
Total equity	10,483,875	10,528,753	10,570,445	9,749,776	9,670,529
Total liabilities and equity	$23,919,331	$23,166,600	$23,426,264	$22,093,472	$22,261,292

CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	For the Three Months Ended
	March 31,
	2017	2016
Revenues
Rental income:
Triple-net leased	$209,327	$214,487
Office	185,895	144,136
	395,222	358,623
Resident fees and services	464,188	463,976
Office building and other services revenue	3,406	7,185
Income from loans and investments	20,146	22,386
Interest and other income	481	119
Total revenues	883,443	852,289
Expenses
Interest	108,804	103,273
Depreciation and amortization	217,783	236,387
Property-level operating expenses:
Senior living	312,073	312,541
Office	56,914	43,681
	368,987	356,222
Office building services costs	738	3,451
General, administrative and professional fees	33,961	31,726
Loss on extinguishment of debt, net	309	314
Merger-related expenses and deal costs	2,056	1,632
Other	1,188	4,168
Total expenses	733,826	737,173
Income before unconsolidated entities, income taxes, discontinued operations, real estate dispositions and noncontrolling interests	149,617	115,116
Income (loss) from unconsolidated entities	3,150	(198)
Income tax benefit	3,145	8,421
Income from continuing operations	155,912	123,339
Discontinued operations	(53)	(489)
Gain on real estate dispositions	43,289	26,184
Net income	199,148	149,034
Net income attributable to noncontrolling interests	1,021	54
Net income attributable to common stockholders	$198,127	$148,980
Earnings per common share
Basic:
Income from continuing operations	$0.44	$0.37
Net income attributable to common stockholders	0.56	0.44
Diluted:
Income from continuing operations	$0.44	$0.36
Net income attributable to common stockholders	0.55	0.44

Weighted average shares used in computing earnings per common share
Basic	354,410	335,559
Diluted	357,572	339,202

Dividends declared per common share	$0.775	$0.73

QUARTERLY CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	For the Quarters Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
Revenues
Rental income:
Triple-net leased	$209,327	$210,804	$210,424	$210,119	$214,487
Office	185,895	183,846	158,273	144,087	144,136
	395,222	394,650	368,697	354,206	358,623
Resident fees and services	464,188	456,919	461,974	464,437	463,976
Office building and other services revenue	3,406	4,064	4,317	5,504	7,185
Income from loans and investments	20,146	19,996	31,566	24,146	22,386
Interest and other income	481	84	562	111	119
Total revenues	883,443	875,713	867,116	848,404	852,289

Expenses
Interest	108,804	107,739	105,063	103,665	103,273
Depreciation and amortization	217,783	232,189	208,387	221,961	236,387
Property-level operating expenses:
Senior living	312,073	310,303	312,145	307,989	312,541
Office	56,914	55,165	48,972	43,966	43,681
	368,987	365,468	361,117	351,955	356,222
Office building services costs	738	1,034	974	1,852	3,451
General, administrative and professional fees	33,961	31,488	31,567	32,094	31,726
Loss (gain) on extinguishment of debt, net	309	(386)	383	2,468	314
Merger-related expenses and deal costs	2,056	(438)	16,217	7,224	1,632
Other	1,188	1,087	2,430	2,303	4,168
Total expenses	733,826	738,181	726,138	723,522	737,173

Income before unconsolidated entities, income taxes, discontinued operations, real estate dispositions and noncontrolling interests	149,617	137,532	140,978	124,882	115,116
Income (loss) from unconsolidated entities	3,150	2,207	931	1,418	(198)
Income tax benefit	3,145	2,836	8,537	11,549	8,421
Income from continuing operations	155,912	142,575	150,446	137,849	123,339
Discontinued operations	(53)	(167)	(118)	(148)	(489)
Gain (loss) on real estate dispositions	43,289	66,424	(144)	5,739	26,184
Net income	199,148	208,832	150,184	143,440	149,034
Net income attributable to noncontrolling interests	1,021	1,195	732	278	54
Net income attributable to common stockholders	$198,127	$207,637	$149,452	$143,162	$148,980

Earnings per common share
Basic:
Income from continuing operations	$0.44	$0.40	$0.43	$0.41	$0.37
Net income attributable to common stockholders	0.56	0.59	0.43	0.42	0.44
Diluted:
Income from continuing operations	$0.44	$0.40	$0.42	$0.40	$0.36
Net income attributable to common stockholders	0.55	0.58	0.42	0.42	0.44

Weighted average shares used in computing earnings per common share
Basic	354,410	353,911	350,274	338,901	335,559
Diluted	357,572	357,435	354,186	342,571	339,202

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	For the Three Months Ended
	March 31,
	2017	2016
Cash flows from operating activities:
Net income	$199,148	$149,034
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	217,783	236,387
Amortization of deferred revenue and lease intangibles, net	(5,015)	(5,037)
Other non-cash amortization	2,460	2,446
Stock-based compensation	6,701	5,029
Straight-lining of rental income, net	(5,377)	(9,845)
Loss on extinguishment of debt, net	309	314
Gain on real estate dispositions	(43,289)	(26,184)
Income tax benefit	(4,145)	(9,156)
(Income) loss from unconsolidated entities	(123)	198
Gain on re-measurement of equity interest upon acquisition, net	(3,027)	—
Distributions from unconsolidated entities	2,380	1,989
Other	652	1,099
Changes in operating assets and liabilities:
Increase in other assets	(3,714)	(4,835)
Decrease in accrued interest	(4,741)	(14,311)
Decrease in accounts payable and other liabilities	(24,271)	(49,979)
Net cash provided by operating activities	335,731	277,149
Cash flows from investing activities:
Net investment in real estate property	(198,843)	(13,620)
Investment in loans receivable and other	(701,358)	(146,214)
Proceeds from real estate disposals	—	54,211
Proceeds from loans receivable	3,363	1,625
Development project expenditures	(86,452)	(34,767)
Capital expenditures	(23,835)	(23,721)
Investment in unconsolidated operating entity	(14,850)	—
Other	(12,090)	(4,265)
Net cash used in investing activities	(1,034,065)	(166,751)
Cash flows from financing activities:
Net change in borrowings under credit facility	22,822	137,440
Proceeds from debt	797,214	145
Repayment of debt	(20,496)	(151,309)
Purchase of noncontrolling interests	(15,809)	—
Payment of deferred financing costs	(6,384)	(76)
Issuance of common stock, net	—	149,631
Cash distribution to common stockholders	(275,368)	(245,496)
Cash distribution to redeemable OP unitholders	(1,893)	(2,323)
Contributions from noncontrolling interests	2,102	—
Distributions to noncontrolling interests	(2,410)	(1,743)
Other	3,297	1,893
Net cash provided by (used in) financing activities	503,075	(111,838)
Net decrease in cash and cash equivalents	(195,259)	(1,440)
Effect of foreign currency translation on cash and cash equivalents	(164)	118
Cash and cash equivalents at beginning of period	286,707	53,023
Cash and cash equivalents at end of period	$91,284	$51,701

Supplemental schedule of non-cash activities:
Assets and liabilities assumed from acquisitions:
Real estate investments	$188,919	$2,558
Utilization of funds held for an Internal Revenue Code Section 1031 exchange	(84,995)	—
Other assets acquired	(373)	(66)
Debt assumed	52,462	—
Other liabilities	68,676	2,558
Deferred income tax liability	(19,564)	(66)
Noncontrolling interests	1,977	—
Equity issued for purchase of OP and Class C units	22,071	19,348

QUARTERLY CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	For the Quarters Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
Cash flows from operating activities:
Net income	$199,148	$208,832	$150,184	$143,440	$149,034
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	217,783	232,189	208,387	221,961	236,387
Amortization of deferred revenue and lease intangibles, net	(5,015)	(5,029)	(5,217)	(5,053)	(5,037)
Other non-cash amortization	2,460	3,183	2,487	2,241	2,446
Stock-based compensation	6,701	5,073	5,848	5,008	5,029
Straight-lining of rental income, net	(5,377)	(6,602)	(5,960)	(5,581)	(9,845)
Loss (gain) on extinguishment of debt, net	309	(386)	383	2,468	314
(Gain) loss on real estate dispositions (including amounts in discontinued operations)	(43,289)	(66,424)	144	(5,739)	(26,184)
Gain on real estate loan investments	—	—	(2,238)	(33)	—
Income tax benefit	(4,145)	(3,395)	(9,389)	(12,287)	(9,156)
(Income) loss from unconsolidated entities	(123)	(2,207)	(931)	(1,418)	198
Gain on re-measurement of equity interest upon acquisition, net	(3,027)	—	—	—	—
Distributions from unconsolidated entities	2,380	2,024	1,701	1,884	1,989
Other	652	(772)	(1,799)	(375)	1,099
Changes in operating assets and liabilities:
(Increase) decrease in other assets	(3,714)	3,807	(8,856)	15,444	(4,835)
(Decrease) increase in accrued interest	(4,741)	12,657	(9,284)	13,542	(14,311)
(Decrease) increase in accounts payable and other liabilities	(24,271)	(16,755)	19,950	8,085	(49,979)
Net cash provided by operating activities	335,731	366,195	345,410	383,587	277,149
Cash flows from investing activities:
Net investment in real estate property	(198,843)	(7,520)	(1,387,139)	(20,833)	(13,620)
Investment in loans receivable and other	(701,358)	(3,686)	(2,499)	(6,236)	(146,214)
Proceeds from real estate disposals	—	237,000	—	9,350	54,211
Proceeds from loans receivable	3,363	126,019	186,419	6,019	1,625
Development project expenditures	(86,452)	(49,249)	(24,719)	(34,912)	(34,767)
Capital expenditures	(23,835)	(42,160)	(28,371)	(23,204)	(23,721)
Investment in unconsolidated operating entity	(14,850)	—	—	—	—
Other	(12,090)	(261)	(1,910)	—	(4,265)
Net cash (used in) provided by investing activities	(1,034,065)	260,143	(1,258,219)	(69,816)	(166,751)
Cash flows from financing activities:
Net change in borrowings under credit facility	22,822	(82,365)	22,424	(113,136)	137,440
Proceeds from debt	797,214	16,601	460,400	416,072	145
Repayment of debt	(20,496)	(105,608)	(176,168)	(589,028)	(151,309)
Purchase of noncontrolling interests	(15,809)	(1,242)	—	(1,604)	—
Payment of deferred financing costs	(6,384)	(408)	(2,303)	(3,768)	(76)
Issuance of common stock, net	—	20,978	887,963	228,108	149,631
Cash distribution to common stockholders	(275,368)	(274,566)	(256,931)	(247,975)	(245,496)
Cash distribution to redeemable OP unitholders	(1,893)	(2,154)	(2,049)	(2,114)	(2,323)
Contributions from noncontrolling interests	2,102	1,400	246	5,680	—
Distributions to noncontrolling interests	(2,410)	(1,758)	(1,539)	(1,839)	(1,743)
Other	3,297	621	13,009	1,729	1,893
Net cash provided by (used in) financing activities	503,075	(428,501)	945,052	(307,875)	(111,838)
Net (decrease) increase in cash and cash equivalents	(195,259)	197,837	32,243	5,896	(1,440)
Effect of foreign currency translation on cash and cash equivalents	(164)	(409)	(286)	(275)	118
Cash and cash equivalents at beginning of period	286,707	89,279	57,322	51,701	53,023
Cash and cash equivalents at end of period	$91,284	$286,707	$89,279	$57,322	$51,701

QUARTERLY CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(In thousands)
	For the Quarters Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
Supplemental schedule of non-cash activities:
Assets and liabilities assumed from acquisitions:
Real estate investments	$188,919	$9,426	$51,001	$6,107	$2,558
Utilization of funds held for an Internal Revenue Code Section 1031 exchange	(84,995)	—	—	(6,954)	—
Other assets acquired	(373)	10,158	79,018	927	(66)
Debt assumed	52,462	—	47,641	—	—
Other liabilities	68,676	12,190	57,808	80	2,558
Deferred income tax liability	(19,564)	7,102	2,345	—	(66)
Noncontrolling interests	1,977	292	22,225	—	—
Equity issued for purchase of OP and Class C units	22,071	1,348	2,200	1,422	19,348

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Funds From Operations (FFO) and Funds Available for Distribution (FAD)[1]
(Dollars in thousands, except per share amounts)

							YOY
	2016					2017	Growth
	Q1	Q2	Q3	Q4	YTD	Q1	'16-'17
Income from continuing operations	$123,339	$137,849	$150,446	$142,575	$554,209	$155,912	26%
Income from continuing operations per share	$0.36	$0.40	$0.42	$0.40	$1.59	$0.44	22%
Discontinued operations	(489)	(148)	(118)	(167)	(922)	(53)
Gain (loss) on real estate dispositions	26,184	5,739	(144)	66,424	98,203	43,289
Net income	149,034	143,440	150,184	208,832	651,490	199,148
Net income attributable to noncontrolling interests	54	278	732	1,195	2,259	1,021
Net income attributable to common stockholders	$148,980	$143,162	$149,452	$207,637	$649,231	$198,127	33%
Net income attributable to common stockholders per share	$0.44	$0.42	$0.42	$0.58	$1.86	$0.55	25%

Adjustments:
Depreciation and amortization on real estate assets	234,726	220,346	206,560	230,353	891,985	215,961
Depreciation on real estate assets related to noncontrolling interests	(2,075)	(1,814)	(1,865)	(2,031)	(7,785)	(1,995)
Depreciation on real estate assets related to unconsolidated entities	1,989	1,220	1,113	1,432	5,754	1,187
Gain on re-measurement of equity interest upon acquisition, net	—	—	—	—	—	(3,027)
(Gain) loss on real estate dispositions	(26,184)	(5,739)	144	(66,424)	(98,203)	(43,289)
(Gain) loss on real estate dispositions related to unconsolidated entities	(536)	41	—	56	(439)	23
Discontinued operations:
Loss on real estate dispositions	—	1	—	—	1	—
Subtotal: FFO add-backs	207,920	214,055	205,952	163,386	791,313	168,860
Subtotal: FFO add-backs per share	$0.61	$0.62	$0.58	$0.46	$2.27	$0.47
FFO (NAREIT) attributable to common stockholders	$356,900	$357,217	$355,404	$371,023	$1,440,544	$366,987	3%
FFO (NAREIT) attributable to common stockholders per share	$1.05	$1.04	$1.00	$1.04	$4.13	$1.03	(2%)

Adjustments:
Change in fair value of financial instruments	(79)	(7)	14	134	62	23
Non-cash income tax benefit	(9,157)	(12,286)	(9,389)	(3,395)	(34,227)	(4,145)
Loss (gain) on extinguishment of debt, net	314	2,468	383	(386)	2,779	403
(Gain) loss on non-real estate dispositions related to unconsolidated entities	—	(585)	28	—	(557)	4
Merger-related expenses, deal costs and re-audit costs	3,254	8,550	16,965	(479)	28,290	3,129
Amortization of other intangibles	438	438	438	438	1,752	438
Unusual items related to unconsolidated entities	—	—	—	—	—	212
Non-cash impact of changes to equity plan	—	—	—	—	—	999
Subtotal: normalized FFO add-backs	(5,230)	(1,422)	8,439	(3,688)	(1,901)	1,063
Subtotal: normalized FFO add-backs per share	$(0.02)	$0.00	$0.02	$(0.01)	$(0.01)	$0.00
Normalized FFO attributable to common stockholders	$351,670	$355,795	$363,843	$367,335	$1,438,643	$368,050	5%
Normalized FFO attributable to common stockholders per share	$1.04	$1.04	$1.03	$1.03	$4.13	$1.03	(1%)

Non-cash items included in normalized FFO:
Amortization of deferred revenue and lease intangibles, net	(5,037)	(5,053)	(5,217)	(5,029)	(20,336)	(5,015)
Other non-cash amortization, including fair market value of debt	2,446	2,241	2,487	3,183	10,357	2,460
Stock-based compensation	5,029	5,008	5,848	5,073	20,958	5,702
Straight-lining of rental income, net	(9,845)	(5,581)	(5,960)	(6,602)	(27,988)	(5,377)
Subtotal: non-cash items included in normalized FFO	(7,407)	(3,385)	(2,842)	(3,375)	(17,009)	(2,230)
Capital expenditures	(24,987)	(25,103)	(29,991)	(44,540)	(124,621)	(24,919)
Normalized FAD attributable to common stockholders	$319,276	$327,307	$331,010	$319,420	$1,297,013	$340,901	7%
Merger-related expenses, deal costs and re-audit costs	(3,254)	(8,550)	(16,965)	479	(28,290)	(3,129)
Unusual items related to unconsolidated entities	—	—	—	—	—	(212)
FAD attributable to common stockholders	$316,022	$318,757	$314,045	$319,899	$1,268,723	$337,560	7%
Weighted average diluted shares	339,202	342,571	354,186	357,435	348,390	357,572

[1] Totals and per share amounts may not add due to rounding. Per share quarterly amounts may not add to annual per share amounts due to material changes in the Company’s weighted average diluted share count, if any.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. However, since real estate values historically have risen or fallen with market conditions, many industry investors deem presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For that reason, the Company considers FFO, normalized FFO, FAD and normalized FAD to be appropriate supplemental measures of operating performance of an equity REIT. In particular, the Company believes that normalized FFO is useful because it allows investors, analysts and Company management to compare the Company’s operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences caused by non-recurring items and other non-operational events such as transactions and litigation. In some cases, the Company provides information about identified non-cash components of FFO and normalized FFO because it allows investors, analysts and Company management to assess the impact of those items on the Company’s financial results.

The Company uses the NAREIT definition of FFO. NAREIT defines FFO as net income attributable to common stockholders (computed in accordance with GAAP) excluding gains or losses from sales of real estate property, including gain (or loss) on re-measurement of equity method investments, and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. The Company defines normalized FFO as FFO excluding the following income and expense items (which may be recurring in nature): (a) merger-related costs and expenses, including amortization of intangibles, transition and integration expenses, and deal costs and expenses, including expenses and recoveries relating to acquisition lawsuits; (b) the impact of any expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of the Company’s debt; (c) the non-cash effect of income tax benefits or expenses, the non-cash impact of changes to the Company’s executive equity compensation plan and derivative transactions that have non-cash mark-to-market impacts on the Company’s income statement; (d) the financial impact of contingent consideration, severance-related costs and charitable donations made to the Ventas Charitable Foundation; (e) gains and losses for non-operational foreign currency hedge agreements and changes in the fair value of financial instruments; (f) gains and losses on non-real estate dispositions and other unusual items related to unconsolidated entities; and (g) expenses related to the re-audit and re-review in 2014 of the Company’s historical financial statements and related matters. Normalized FAD represents normalized FFO excluding non-cash components, straight-line rental adjustments and deducting capital expenditures, including tenant allowances and leasing commissions. FAD represents normalized FAD after subtracting merger-related expenses, deal costs and re-audit costs and unusual items related to unconsolidated entities.

FFO, normalized FFO, FAD and normalized FAD presented herein may not be identical to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. FFO, normalized FFO, FAD and normalized FAD should not be considered as alternatives to net income or income from continuing operations (both determined in accordance with GAAP) as indicators of the Company’s financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company’s liquidity, nor are they necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that income from continuing operations is the most comparable GAAP measure because it provides insight into the Company’s continuing operations. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO, normalized FFO, FAD and normalized FAD should be examined in conjunction with net income and income from continuing operations as presented elsewhere herein.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
EPS, FFO and FAD Guidance Attributable to Common Stockholders [1,2]
(Dollars in millions, except per share amounts)

	Tentative / Preliminary and Subject to Change
	FY2017 - Guidance		2017 - Per Share
	Low	High	Low	High

Income from Continuing Operations	$617	$640	$1.72	$1.78

Gain on Real Estate Dispositions	683	713	1.90	1.99
Other Adjustments [3]	(6)	(8)	(0.02)	(0.02)

Net Income Attributable to Common Stockholders	$1,294	$1,345	$3.61	$3.75

Depreciation and Amortization Adjustments	861	875	2.40	2.44
Gain on Real Estate Dispositions	(683)	(713)	(1.90)	(1.99)
Other Adjustments [3]	(4)	(4)	(0.01)	(0.01)

FFO (NAREIT) Attributable to Common Stockholders	$1,468	$1,503	$4.10	$4.19

Merger-Related Expenses, Deal Costs and Re-Audit Costs	10	5	0.03	0.01
Other Adjustments [3]	(1)	(10)	(0.00)	(0.03)

Normalized FFO Attributable to Common Stockholders	$1,477	$1,498	$4.12	$4.18
% Year-Over-Year Comparable Growth			0%	1%

Non-Cash Items Included in Normalized FFO	(5)	(8)
Capital Expenditures	(126)	(136)

Normalized FAD Attributable to Common Stockholders	$1,346	$1,354

Merger-Related Expense, Deal Costs and Re-Audit Costs	(10)	(5)
Other Adjustments	(4)	(3)

FAD Attributable to Common Stockholders	$1,332	$1,346

Weighted Average Diluted Shares (in millions)	358	358
1	The Company’s guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations depending on factors discussed in the Company’s filings with the Securities and Exchange Commission.
2	Totals and per share amounts may not add due to rounding. Per share quarterly amounts may not add to annual per share amounts due to changes in the Company's weighted average diluted share count, if any.
3	See table titled “Funds From Operations (FFO) and Funds Available for Distribution (FAD) Including Comparable Earnings” for detailed breakout of “other adjustments” for each respective category.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Net Debt to Adjusted Pro Forma EBITDA
(Dollars in thousands)

The following information considers the pro forma effect on income from continuing operations of the Company’s investments and other capital transactions that were completed during the three months ended March 31, 2017, as if the transactions had been consummated as of the beginning of the period. The following table illustrates net debt to pro forma earnings, which includes amounts in discontinued operations, before interest, taxes, depreciation and amortization (including non-cash stock-based compensation expense), excluding gains or losses on extinguishment of debt, consolidated joint venture partners’ share of EBITDA, merger-related expenses and deal costs, expenses related to the re-audit and re-review in 2014 of the Company’s historical financial statements, net gains or losses on real estate activity, gains or losses on re-measurement of equity interest upon acquisition, changes in the fair value of financial instruments and unrealized foreign currency gains or losses, and including the Company’s share of EBITDA from unconsolidated entities and adjustments for other immaterial or identified items (“Adjusted Pro Forma EBITDA”). The Company believes that net debt, Adjusted Pro Forma EBITDA and net debt to Adjusted Pro Forma EBITDA are useful to investors, analysts and Company management because they allow the comparison of the Company’s credit strength between periods and to other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual credit quality. For a reconciliation of Net Debt to Adjusted Pro Forma EBITDA for the year ended December 31, 2016, please refer to the reconciliation included in the Company’s Current Report on Form 8-K filed with the SEC on February 10, 2017, which reconciliation is hereby incorporated by reference.

Income from continuing operations	$155,912
Discontinued operations	(53)
Gain on real estate dispositions	43,289
Net income	199,148
Net income attributable to noncontrolling interests	1,021
Net income attributable to common stockholders	198,127
Pro forma adjustments for current period investments, capital transactions and dispositions	9,913
Pro forma net income attributable to common stockholders for the three months ended March 31, 2017	208,040
Add back:
Interest	114,255
Depreciation and amortization	217,360
Stock-based compensation	6,701
Gain on real estate dispositions	(43,289)
Loss on extinguishment of debt, net	309
(Income) loss from unconsolidated entities, net of Ventas share of EBITDA from unconsolidated entities	6,445
Net income (loss) attributable to noncontrolling interests, net of consolidated joint venture partners’ share of EBITDA	(3,366)
Gain on re-measurement of equity interest upon acquisition, net	(3,027)
Income tax benefit	(3,145)
Change in fair value of financial instruments	11
Unrealized foreign currency gains	(812)
Other taxes	917
Merger-related expenses, deal costs and re-audit costs	1,445
Adjusted Pro Forma EBITDA	501,844
Adjusted Pro Forma EBITDA annualized	$2,007,376
As of March 31, 2017:
Debt	$11,943,733
Cash	(91,284)
Restricted cash pertaining to debt	(26,102)
Consolidated joint venture partners’ share of debt	(72,401)
Ventas share of debt from unconsolidated entities	88,451
Net debt	$11,842,397
Net debt to Adjusted Pro Forma EBITDA	5.9	x

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Net Operating Income (NOI) and Same-Store Cash NOI by Segment
(Dollars in thousands)

The Company considers NOI and same-store cash NOI as important supplemental measures because they allow investors, analysts and the Company’s management to assess its unlevered property-level operating results and to compare its operating results with those of other real estate companies and between periods on a consistent basis. The Company defines NOI as total revenues, less interest and other income, property-level operating expenses and office building services costs. In the case of NOI, cash receipts may differ due to straight-line recognition of certain rental income and the application of other GAAP policies. The Company believes that income from continuing operations is the most comparable GAAP measure for both NOI and same-store cash NOI because it provides insight into the Company’s continuing operations. The Company defines same-store as properties owned, consolidated and operational for the full period in both comparison periods, and excluding assets intended for disposition and for SHOP, those properties that transitioned operators after the start of the prior comparison period. To normalize for exchange rate movements, all same-store cash NOI measures assume constant exchange rates across comparable periods, using the following methodology: the current period’s results are shown in actual reported USD, while prior comparison period’s results are adjusted and converted to USD based on the average exchange rate for the current period.

	Triple-Net
	Leased	Senior Living	Office
	Properties	Operations	Operations	All Other	Total
For the Three Months Ended March 31, 2017
Income from continuing operations					$155,912
Adjustments:
Interest and other income					(481)
Interest					108,804
Depreciation and amortization					217,783
General, administrative and professional fees					33,961
Loss on extinguishment of debt, net					309
Merger-related expenses and deal costs					2,056
Other					1,188
Income from unconsolidated entities					(3,150)
Income tax benefit					(3,145)
Reported Segment NOI	$210,532	$152,115	$130,174	$20,416	513,237
Adjustments:
NOI not included in same-store	(4,601)	(5,794)	(26,720)	—	(37,115)
Straight-lining of rental income	(666)	—	(4,711)	—	(5,377)
Non-cash rental income	(3,989)	—	(118)	—	(4,107)
Non-segment NOI	—	—	—	(20,416)	(20,416)
NOI impact from change in FX	—	—	—	—	—
	(9,256)	(5,794)	(31,549)	(20,416)	(67,015)
Same-Store cash NOI (Constant Currency)	$201,276	$146,321	$98,625	$—	$446,222
Percentage increase	4.7%	2.9%	3.7%		3.9%

For the Three Months Ended March 31, 2016
Income from continuing operations					$123,339
Adjustments:
Interest and other income					(119)
Interest					103,273
Depreciation and amortization					236,387
General, administrative and professional fees					31,726
Loss on extinguishment of debt, net					314
Merger-related expenses and deal costs					1,632
Other					4,168
Loss from unconsolidated entities					198
Income tax benefit					(8,421)
Reported Segment NOI	$215,686	$151,435	$101,980	$23,396	492,497
Adjustments:
NOI not included in same-store	(9,282)	(9,833)	(6,116)	—	(25,231)
Straight-lining of rental income	(8,197)	—	(1,584)	—	(9,781)
Non-cash rental income	(5,215)	—	836	—	(4,379)
Non-segment NOI	—	—	—	(23,396)	(23,396)
NOI impact from change in FX	(751)	539	—	—	(212)
	(23,445)	(9,294)	(6,864)	(23,396)	(62,999)
Same-Store cash NOI (Constant Currency)	$192,241	$142,141	$95,116	$—	$429,498

NON-GAAP FINANCIAL MEASURES RECONCILIATION
NOI and Same-Store Cash NOI by Segment Guidance [1,2,3]
(Dollars in millions, except per share amounts)

	FY2017 - Guidance
	Tentative / Preliminary and Subject to Change
				Non-
	NNN	SHOP	Office	Segment	Total
High End

Income from Continuing Operations					$640
Depreciation and Amortization[4]					884
Interest Expense, G&A, Other Income & Expenses[5]					561
Reported Segment NOI	$852	$599	$524	$113	2,085
Non-Cash and Non-Same-Store Adjustments	(90)	(15)	(131)	(113)	(348)
Same-Store Cash NOI	762	584	393	—	1,737
Percentage Increase	3.5%	2.0%	2.0%	NM	2.5%

Modification Fees	—	—	—	—	—
Adjusted Same-Store Cash NOI	$762	$584	$393	$—	$1,737
Adjusted Percentage Increase	3.9%	2.0%	2.0%	NM	2.7%

Low End

Income from Continuing Operations					$617
Depreciation and Amortization[4]					869
Interest Expense, G&A, Other Income & Expenses[5]					579
Reported Segment NOI	$831	$587	$520	$124	2,065
Non-Cash and Non-Same-Store Adjustments	(76)	(15)	(130)	(124)	(345)
Same-Store Cash NOI	755	572	390	—	1,720
Percentage Increase	2.5%	0.0%	1.0%	NM	1.5%

Modification Fees	—	—	—	—	—
Adjusted Same-Store Cash NOI	$755	$572	$390	$—	$1,720
Adjusted Percentage Increase	2.9%	0.0%	1.0%	NM	1.7%

Prior Year

Income from Continuing Operations					$554
Depreciation and Amortization[4]					899
Interest Expense, G&A, Other Income & Expenses[5]					548
Reported Segment NOI	$851	$604	$444	$102	2,001
Modification Fees	3	—	—	—	3
Non-Cash and Non-Same-Store Adjustments	(115)	(32)	(58)	(102)	(307)
NOI Impact from Change in FX	(2)	—	—	—	(2)
Same-Store Cash NOI	737	572	386	—	1,695
Modification Fees	(3)	—	—	—	(3)

Adjusted Same-Store Cash NOI	$734	$572	$386	$—	$1,692

	2017
GBP (£) to USD ($)	1.23
USD ($) to CAD (C$)	1.33
[1]	The Company’s guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations depending on factors discussed in the Company’s filings with the Securities and Exchange Commission.
[2]	Totals may not add due to rounding. See table titled “Net Operating Income (NOI) and Same-Store Cash NOI by Segment” for the three months ended March 31, 2017 for a detailed breakout of adjustments for each respective category.
[3]	Totals may not add across due to minor corporate-level adjustments.
[4]	Includes real estate depreciation and amortization, corporate depreciation and amortization and amortization of other intangibles.
[5]	Includes interest expense, general and administrative expenses (including stock based compensation), loss on extinguishment of debt, merger-related expenses and deal costs, income from unconsolidated entities, income tax benefit, and other income and expenses.

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CONTACT:
Ventas, Inc.
Ryan K. Shannon
(877) 4-VENTAS